                                                                     Exhibit 4.5


                          REGISTRATION RIGHTS AGREEMENT

          This agreement is made as of September 30, 1996, by and between Waterlink, Inc., a Delaware corporation (the "Company"), and the shareholders of Water Equipment Technologies, Inc., a Florida corporation ("WET") listed on
SCHEDULE I hereto (collectively, the "Shareholders" and each individually a "Shareholder").

                             BACKGROUND INFORMATION
                             ----------------------

          A. Pursuant to the terms of an Agreement and Plan of Merger of even date herewith by and among the Company, WET Acquisition Corp., a Delaware corporation ("Acquisition"), WET, and the Shareholders (the "Merger Agreement"), WET is merging with and into Acquisition, with Acquisition being the surviving corporation pursuant to the terms of the Merger Agreement (the "Merger");

          B. As part of the Merger consideration, each share of common stock of WET ("WET Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger, will be automatically converted into the right to receive cash and a number of shares of common stock, par value $.001 per share of the Company (the "Common Stock"), in the amounts as provided in the Merger Agreement;

          C. As a condition to the consummation of the Merger, and in order to induce WET and the Shareholders to consummate the Merger in exchange, in part, for the shares of Common Stock, the Company desires to grant registration rights to the Shareholders with respect to such shares of Common Stock which each Shareholder will have the right to acquire pursuant to the terms of the Merger Agreement.

                             STATEMENT OF AGREEMENT
                             ----------------------

          The parties acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

          Section 1. DEFINITIONS.

          (a) As used herein the following defined terms shall have the following meanings:

                    (i) The term "Holders" means any registered holder or
               holders of shares of Common Stock issued in connection with the Merger or upon transfer of such shares of Common Stock, to whom the rights hereunder are granted or may be assigned pursuant to
               Section 9 of this agreement.

                    (ii) Unless the context otherwise requires, the terms
               "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below) and the declaration or ordering of the effectiveness of such registration statement.

                    (iii) The term "Registrable Shares" means all shares of
               Common Stock of the Company that may be acquired by any Holder.

                    (iv) The term "Securities Act" means the Securities Act of
               1933, as amended.

                    (v) The term "Shares" means shares of Common Stock of the
               Company.

               (b) All other capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

          Section 2. Piggyback Registration.

               (a) If at any time or from time to time, the Company shall determine to register any of its securities for its own account in a registration statement covering the sale of Common Stock to the general public pursuant to an underwritten public offering (except with respect to any registration filed on Form S-8, Form S-4 or any successor forms thereto) the Company shall: (i) give to each Shareholder written notice thereof at least thirty (30) days before the initial filing of such registration (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); PROVIDED, HOWEVER, in the case of a registration statement on Form S-3, the Company shall give each Shareholder written notice of the proposed filing thereof promptly after a decision to make such filing has been made and in no event less than ten (10) business days prior to filing; and (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws) and in any underwriting involved therein, all the Registrable Shares specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 2(b) below.

               (b) The right of any Holder to registration pursuant to this
          Section 2 shall be conditioned upon such Holder's participation in the underwriting to the extent provided herein. Any Holder proposing to distribute his or its securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Shares to be included in the registration and underwriting. The Company shall so advise all Holders, and the number of shares that may be included in the registration and underwriting shall be allocated (i) first, among the securities the Company proposes to sell; (ii) second, among the Preferred Securities (as defined in that certain

          Registration Rights Agreement dated August 30, 1995 by and among the Company, Brantley Venture Partners III, L.P., Theodore F. Savastano, and River Cities Capital Fund Limited Partnership and the Addendum to the Registration Rights Agreement dated September 15, 1995 by and among the Company, Brantley Venture Partners III, L.P. Theodore F. Savastano, River Cities Capital Fund Limited Partnership and IPP95, L.P. (such Registration Rights Agreement and Addendum thereto are collectively referred to as the "First Registration Rights Agreement")) in accordance with the terms set forth in the First Registration Rights Agreement, as that agreement may be amended from time to time; (iii) third, among the Other Investor Shares, the Savastano Shares (each as defined in the First Registration Rights Agreement) and among the Holders of Registrable Shares (as defined in that certain Registration Rights Agreement by and between the Company and Mass Transfer Systems, Inc. dated January 31, 1996, hereinafter referred to as the "Second Registration Rights Agreement") in accordance with the terms set forth in the Second Registration Rights Agreement, as that agreement may be amended from time to time; (iv) fourth, among the "Holders" of "Registrable Shares" (each as defined in that certain Registration Rights Agreement by and between the Company and Lawrence A. Schmid dated April 26, 1996 (the "Schmid Holders"), and all Holders of Registrable Shares pursuant to this Agreement in proportion, as nearly as practicable, to the respective amounts of such Registrable Shares held by such Schmid Holders and Holders under this agreement at the time of filing the registration statement and among holders of other registration rights that may be granted by the Company in connection with business acquisitions, mergers, combinations, and the like; and (v) fifth, among other securities requested to be included in such registration. The registration rights of the Holders pursuant to this agreement are fully subordinated to the rights of the holders under the First Registration Rights Agreement and Second Registration Rights Agreement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. In the event of any such withdrawal, the Company will include, on a proportionate basis (determined in accordance with the preceding sentence), in any such registration in lieu thereof any additional Registrable Shares which were requested to be included by a Holder and which were excluded pursuant to the above-described underwriter limitation up to the maximum set by such underwriter.

          Section 3. EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration or qualification pursuant to this agreement including, without limitation, all registration filings and qualification fees, fees and expenses associated with registration or qualification under state securities or "Blue Sky" laws, printing expenses, fees and disbursements of counsel for the Company and the Holders, and expenses and fees of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company in any event shall not be required to pay the underwriters' discounts or commissions relating to Registrable Shares (such underwriters' discounts or commissions are to be borne by the Holders, on a pro rata basis, based on the number of Registrable Shares sold by each of them).

          Section 4. REGISTRATION PROCEDURES.

               (a) In the case of each registration effected by the Company pursuant to this agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of such registration (and any state qualifications) and as to the completion thereof.

               (b) Also in the case of each registration effected by the Company pursuant to this agreement, the Company will:

                    (i) keep such registration or qualification pursuant to
               Section 2 effective for a period of 180 days or until all the Holders have completed the distribution described in the registration statement relating thereto, whichever occurs first;

                    (ii) furnish such number of copies of such registration
               statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents incident thereto as a Holder from time to time may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder;

                    (iii) use its best efforts to register or qualify such
               Registrable Shares under such other securities or blue sky laws of such jurisdictions as may be reasonably necessary and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder;

                    (iv) notify each Holder of Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                    (v) promptly notify the Holders of Registrable Shares and
               the underwriters of the following events and (if requested by any such person) confirm such notification in writing: (a) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (b) any requests by the Securities and Exchange Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (c) the issuance or threat of issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and (d) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

                    (vi) cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                    (vii) make available for inspection by any Holder of
               Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

                    (viii) otherwise use its best efforts to comply with all
               applicable rules and regulations of the Securities and Exchange Commission, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          Section 5. HOLDBACK AGREEMENTS. Each Holder of Registrable Shares agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 promulgated pursuant to the Securities Act) of equity securities of the Company or any securities convertible into or exchangeable or exercisable for such equity securities, during the seven (7) days prior to and during the one hundred eighty (180) day period beginning on the effective date of the underwritten registration pursuant to Section 2 hereof in which Registrable Shares are included (except for sales of such securities as part of such underwritten registered offering), unless the underwriters managing the registered public offering otherwise agree.

          Section 6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any registration hereunder which is underwritten unless such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreement referred to in Section 2 hereof; provided, that no holder of Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution.

          Section 7. INDEMNIFICATION.

               (a) The Company shall indemnify each Holder, each of the Holder's officers, directors, partners and employees, and each person controlling such Holder, with respect to such registration or qualification effected pursuant to this agreement and in which Shares are included, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, registration statement or other document incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated pursuant to any Federal, state or common law rule or regulation including, without limitation, the Securities Act, applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance and will reimburse each such Holder, each of such Holder's officers, directors, heirs and employees, and each person controlling such Holder, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by such Holder, in a signed document stating that such information is specifically for use in the registration statement. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of any Holder, or any such officer, director, partner, employee or controlling person, and shall survive any transfer by the same of any of the Shares.

               (b) Each Holder shall, if Registrable Shares held by or issuable to such Holder are included in the securities as to which such registration or qualification is being effected, indemnify the Company, each of its directors, officers and employees, against all claims, losses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, employees, persons or underwriters for any legal or any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, including reasonable attorneys' fees, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Holder in a signed document stating that such information is specifically for use therein. Notwithstanding the foregoing, the liability of any such Holder shall not exceed an amount equal to the net proceeds realized by each such Holder of Registrable Shares sold as contemplated herein. Such indemnity shall be effective notwithstanding any investigation made by or on behalf of the Company, any such director, officer, partner, employee, or controlling person and shall survive the transfer of such securities by such seller.

               (c) Each party entitled to indemnification under this section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. Unless in the reasonable judgment of the Indemnified Party a conflict of interest may exist between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be permitted to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, HOWEVER, that in any event counsel for the Indemnifying Party or Indemnified Party who shall conduct the defense of such claim or litigation as provided above shall be approved by the other Party (whose approval shall not be unreasonably withheld), and such other Party may participate in such defense at such Party's expense; PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this section.

               (d) The Indemnified Party shall make no settlement of any claim or litigation which would give rise to liability on the part of the Indemnifying Party under an indemnity contained in this section without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, and no Indemnifying Party shall make any settlement of any such claim or litigation without the consent of the Indemnified Party. If a firm offer is made to settle a claim or litigation defended by the Indemnified Party and the Indemnified Party notifies the Indemnifying Party in writing that the Indemnified Party desires to accept and agree to such offer, but the Indemnifying Party elects not to accept or agree to such offer within ten days after receipt of written notice from the Indemnified Party of the terms of such offer, then, in such event, the Indemnified Party shall continue to contest or defend such claim or litigation and, if such claim or litigation is within the scope of the Indemnifying Party's indemnity contained in this section, the Indemnified Party shall be indemnified pursuant to the terms hereof. If a firm offer is made to settle a claim or litigation defended by the Indemnifying Party and the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party desires to accept and agree to such offer, but the Indemnified Party elects not to accept or agree to such offer within ten days after receipt of written notice from the Indemnifying Party of the terms of such offer, then, in such event, the Indemnified Party may continue to contest or defend such claim or litigation and, in such event, the total maximum liability of the Indemnifying Party to indemnify or otherwise reimburse the Indemnified Party in accordance with this agreement with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel) to the date of notice that the Indemnifying Party desired to accept such settlement offer.

               (e) The indemnification payments required pursuant to this section for expenses of the investigation or defense of a claim or lawsuit shall be made from time to time during the course of the investigation or defense, as the case may be, upon submission of reasonably sufficient documentation that any such expenses have been incurred.

          Section 8. REPORTS UNDER THE SECURITIES LAWS. With a view to making available to the Holders of Registrable Shares the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Securities and Exchange Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to one hundred eighty (180) days after the effective date of any registration statement covering an underwritten public offering filed under the Securities Act by the Company;

               (b) File with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act at any time after it is subject to such registration requirements; and

               (c) Furnish to any Holder so long as such Holder owns any of the Registrable Shares forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after one hundred eighty (180) days after the effective date of such registration statement filed by the Company), and of the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by any such Holder in availing any such Holder of any rule or regulation of the Securities and Exchange Commission permitting the selling of any such securities without registration.

          Section 9. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Shares that are granted by the Company under
Section 2 may be assigned by a Holder to a Permitted Transferee (as defined in that certain Stock Restriction Agreement dated ____________________, 1996 between the Company and the Shareholders) of any of its Registrable Shares, provided that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee and identifying the securities with respect to which such registration rights are being assigned. Such rights may not be assigned other than to a Permitted Transferee. Subject to the foregoing provision, this agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          Section 10. CONSENT; CHANGES. For purposes of this agreement, unless otherwise specifically provided for in this agreement, all approvals and consents of the Holders required or permitted under this agreement shall be deemed granted by the affirmative vote of the holders of a majority of the Registrable Shares outstanding determined on a fully diluted basis with respect to the Holder of the Shares which have not already been registered. The terms and provisions of this agreement may not be modified or amended, except that they may be modified or amended with the written consent of (a) the Company, and
(b) all of the Holder(s) of the Registrable Shares outstanding. None of the terms and provisions of this agreement may be waived except in writing by the person so waiving.

          Section 11. GRANTING OF REGISTRATION RIGHTS. Notwithstanding anything herein to the contrary, the Company may grant any rights to any persons to register any shares of capital stock or other securities of the Company notwithstanding the fact that such rights could reasonably be expected to conflict with, or be on parity with or greater than, the rights of the Holders provided hereunder.

          Section 12. GOVERNING LAW. All questions concerning the validity or meaning of this agreement or relating to the rights and obligations of the parties with respect to performance under this agreement shall be construed and resolved under the laws of Ohio.

          Section 13. NOTICE. Any notice or other communication required or desired to be given to any party under this agreement shall be in writing and shall be deemed given: (a) when delivered personally to that party; (b) upon receipt of a telephone facsimile transmission answer back, (c) three (3) days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or (d) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses (or at such other address or number as is given in writing by either party to the other) as follows:

If to the Shareholders
or any one of them:        Larry Stenger, P & C
                           c/o Water Equipment Technologies, Inc.
                           832 Pike Road
                           West Palm Beach, Florida 33411
                           Facsimile No.: (561) 795-6597

with copies to:            Arnstein & Lehr
                           515 N. Flagler Dr., Suite 600
                           W. Palm Beach, Florida 33401
                           Facsimile No.: (407) 655-5551
                           Attn: Wesley A. Lauer

If to the Company:         Waterlink, Inc.
                           4100 Holiday Street, N.W.
                           Canton, Ohio  44718
                           Facsimile No:  (330)649-4000
                           Attn:  Theodore F. Savastano, Chairman

with copies to:            Benesch, Friedlander, Coplan & Aronoff
                           2300 BP America Building
                           200 Public Square
                           Cleveland, Ohio 44114-2378
                           Facsimile No.: (216) 363-4588
                           Attn:  Ira C. Kaplan, Esq.

          Section 14. TERMINATION. The registration right granted under this agreement shall terminate with respect to any Holder one hundred eighty (180) days after the effective date of a Registration Statement registering all of such Holder's Registrable Shares under the Securities Act; provided, however, that the indemnification provisions in Section 7 shall survive the termination of such registration rights. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to register any Registrable Shares pursuant to a request under Section 2 hereof, if within twenty-five (25) days after its receipt of a request therefor counsel for the Company delivers an opinion to the requesting Holder, in form and substance satisfactory to counsel to such Holder, that the proposed sale of Registerable Shares requested to be so registered may be effected in its entirety within any ninety (90) day period following registration and without regard to any holding period or volume limitation pursuant to Rule 144 of the Securities Act.

          Section 15. COUNTERPARTS. This agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single agreement.

          Section 16. CAPTIONS. The captions of the various sections of this agreement are not part of the context of this agreement, but are only labels to assist in locating those sections, and shall be ignored in construing this agreement.

          Section 17. SEVERABILITY. The intention of the parties to this agreement is to comply fully with all laws and public policies, and this agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines it is impossible to construe any provision of this agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this agreement, which shall remain in full force and effect.

          Section 18. JURISDICTION AND VENUE. All parties to this agreement hereby designate the Court of Common Pleas of Cuyahoga County, Ohio, as a court of proper jurisdiction and venue for any actions or proceedings relating to this agreement; hereby irrevocably consent to such designation, jurisdiction and venue; and hereby waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceeding initiated in the Court of Common Pleas of Cuyahoga County, Ohio.

                               WATERLINK, INC.

                               By  /s/ Nancy Hamerly
                                 ------------------------------
                               Its: VP & CFO
                                   ----------------------------

                               SHAREHOLDERS

                               /s/ Lawrence Stenger
                               --------------------------------
                               Lawrence Stenger

                               /s/ Theresa Stenger
                               --------------------------------
                               Theresa Stenger

                               /s/ Ronald Jaworski
                               --------------------------------
                               Ronald Jaworski

                               /s/ Christine Jaworski
                               --------------------------------
                               Christine Jaworski

                               /s/ John Stenger
                               --------------------------------
                               John Stenger

                                /s/ Dawn P. Stenger
                               --------------------------------
                               Dawn P. Stenger

                               /s/ Scott Stenger
                               --------------------------------
                               Scott Stenger

                               /s/ Kristie D. Stenger
                               --------------------------------
                               Kristie D. Stenger

                               /s/ Jorg Menningmann
                               --------------------------------
                               Jorg Menningmann

                               /s/ Michael Mudrick
                               --------------------------------
                               Michael Mudrick

                               /s/ Robert Young
                               --------------------------------
                               Robert Young

                               /s/ Gary Prae
                               --------------------------------
                               Gary Prae

                                   SCHEDULE I

                                 "Shareholders"

Lawrence Stenger
Theresa Stenger
Ronald Jaworski
Christine Jaworski
John Stenger
Dawn P. Stenger
Scott Stenger
Kristie D. Stenger
Jorg Menningmann
Michael Mudrick
Robert Young
Gary Prae